Exhibit 10(b)

                          LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement"), dated as of the 30th day of April, 1996 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("BANK"), a national banking association with its principal place of business at 33 North LaSalle Street, Chicago, Illinois 60690, and Astro Communications,
 Inc., ("Borrower"), an Oklahoma corporation with its principal place of business at 2 N. LaSalle Street, Chicago, Illinois, has reference to the following facts and circumstances:

     Pursuant to Borrower's request, Bank heretofore, now and from time to time hereafter, has and/or may loan or advance monies, extend credit and/or extend other financial accommodations to or for the benefit of the Borrower.

     NOW THEREFORE, in consideration of the terms and conditions set forth herein and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto agree as follows:

                                1.   DEFINITIONS AND TERMS

     1.1 When used herein, the words, terms and/or phrases set forth below shall have the following meanings:

     A. "Accounts": all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

     B. "Borrower's Liabilities": all obligations and liabilities of Borrower, to Bank (including without limitation all debts, claims, indebtedness and attorney's fees and expenses as provided for in Paragraph 6.11) whether primary, secondary, direct, contingent, fixed or otherwise, including Rate Hedging Obligations (as defined in subparagraph i herein), heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (hereinafter defined) or by operation of law or otherwise.

     C. "Charges": all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the "Collateral" (as hereinafter defined), Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

     D. "Indebtness": (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above; and (iv) liabilities with respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in effect from time to time.

     E. "Obligor": any Person who is and/or may become obligated to Borrower under or on account of "Accounts".

     F. Other Agreements": all agreements, instruments and documents, including without limitation, guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, subordination agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank.

     G. "Persons": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

     H. "Rate Hedging Obligations": shall mean any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements designed to protect the Borrower from the fluctuations of interest rates, exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements or agreements relating to interest rate options, puts and warrants, and (ii) any and all agreements relating to cancellations, buy backs, reversals, terminations, or assignments or any of the foregoing.

     1.2 Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Illinois Uniform Commercial Code.

                                2. LOANS

     2.1 Loans made by Bank to Borrower pursuant to this Agreement shall be evidenced by notes or other instruments issued or made by Borrower to Bank. Except as otherwise provided in this Agreement or in any notes executed and delivered by Borrower to Bank in connection herewith, the principal portion of Borrower's Liabilities shall be payable by Borrower to Bank on the maturity date(s) described in any such note(s) (as the same may be amended or renewed). All costs, fees and expenses payable hereunder or under the Other Agreements, shall be payable by Borrower to Bank on demand, in either case at Bank's principal place of business or such other place as Bank shall specify in writing to Borrower.

     2.2 Notwithstanding anything contained in this Agreement or the Other Agreement to the contrary, the principal portion of Borrower's Liabilities outstanding at any one time shall not exceed 1,000,000.00 in the aggregate.

     2.3 Each loan made by Bank to Borrower pursuant to this Agreement or the Other Agreements shall constitute an automatic warranty and representation by Borrower to Bank that there does not then exist an "Event of Default" (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such loan would constitute an Event of Default.

     2.4 This Agreement shall be in effect until all of Borrower's Liabilities have been paid in full and any and all commitments of Bank to make loans have terminated.

     2.5 Bank's commitment to loan shall expire on the earlier of (i) the date on which Borrower's Liabilities mature under the terms of any note given by Borrower to Bank, or (ii) the occurrence of an Event of Default pursuant to
Section 6 hereof.

                                3. NEGATIVE PLEDGE

     3.1 Borrower shall not, and shall not permit any of its subsidiaries to create, incur, permit, or suffer to exist any lien upon any of its property or assets, now owned or hereafter acquired, except for the following permitted liens: (a) pledges or deposits made to secure payment of worker's compensation insurance; (b) liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen and other liens arising in the ordinary course of business; (c) liens for taxes, assessments and governmental charges of levies imposed upon the Borrower's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; (d) liens arising out of good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or similar charges; (e) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; and (f) lines previously disclosed to Bank against Borrower held by any other bank.

          4.   WARRANTIES, REPRESENTATIONS AND COVENANTS; GENERAL

     4.1  Borrower warrants and represents to and covenants with Bank that:
(a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements; (b) the execution, delivery and/or performance by Borrower of this Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation, By-Laws, Articles of Partnership, Articles of Organization, Operating Agreement or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound;
(c) Borrower is now and at all times hereafter, shall be solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts; (d) Borrower is not and will not be during the term hereof in violation of any applicable federal, state or local statute, regulation or ordinance that, in any respect materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; and (e) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

     4.2 Borrower warrants and represents to and covenants with Bank that Borrower shall not without Bank's prior written consent thereto; (a) enter into any transaction not in the ordinary course of business which materially and adversely affects Borrower's ability to repay Borrower's Liabilities, any other obligations and liabilities of Borrower or any third party or any Collateral;
(b)other than as specifically permitted in or contemplated by this Agreement or the Other Agreements, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, loan, distribution, merger, consolidation or otherwise, any of Borrower's assets; and (c) incur Indebtedness except renewals or extensions of existing Indebtedness and interest thereon, and except Indebtedness that is unsecured and is to Persons who execute and deliver to Bank in form and substance acceptable to Bank and its counsel subordination agreements subordinating their claims against Borrower therefore fore to the payment of Borrower's Liabilities.

     4.3 Borrower warrants and represents to and covenants with Bank that Borrower shall furnish to Bank: (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, financial statements, which shall include, but not be limited to, balance sheets, income statements and statements of cash flow of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, audited by a firm of independent certified public accounts selected by Borrower and acceptable to Bank; (b) as soon as available but not later than forty-five (45) days after the end of each month hereafter, financial statements of Borrower certified by Borrower to be prepared in accordance with generally accepted accounting principles fairly present the financial position and results of operations of Borrower for such period; and (c) (i) as soon as available but not later than sixty (60) days of quarter-end, Borrower shall furnish to Bank its 10-Q report along with an internally-prepared statement showing the results of Unilux only; (ii) as soon as available but not later than one hundred twenty
(120) days of year-end. Borrower shall furnish to Bank its 10-K report, which will include financial statements audited by an independent Certified Public Accountant acceptable to Bank and (iii) such other data and information (financial and otherwise) as Bank, from time to time, may request.

     4.4 Borrower warrants and represents to and covenants with Bank that Borrower shall not pay or declare any dividend or make any other distribution based upon the stock of Borrower (except dividends payable stock of Borrower) or make any purchases, redemptions or other acquisitions, direct or indirect, of stock of Borrower.

     4.5 Borrower warrants and represents to and covenants with Bank that Borrower shall not incur any additional Indebtedness without prior consent of Bank.

     4.6 Borrower warrants and represents to and covenants with Bank that Borrower shall not allow its Treasury stock purchases to exceed $250,000.00 in any fiscal year.

     4.7 Borrower warrants and represents to and covenants with Bank that Borrower shall not make individual portfolio investments greater than $300,000.00.

     4.8 Borrower warrants and represents to and covenants with Bank that Borrower shall not dispose of its operating assets or Unilux stock in excess of $250,000.00 without prior consent of Bank.

                                5. DEFAULT

     5.1 The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Agreement: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or any of the Other Agreements; (c) occurrence of a default or Event of Default under any of the Other Agreements heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an Event of Default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any Person which has granted to Bank a security interest or lien in such Person's real or personal property to secure the payment of Borrower's Liabilities; (e) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state, local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title II of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets or the Collateral; (i) the revocation, termination, or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or controlled group of trades as businesses (as described in Sections 414 (b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of ERISA) sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is reasonably insecure.

     5.2 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

     5.3 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

     5.4 Upon an Event of Default or the occurrence of any one of the events described in Paragraph 5.1, without notice by Bank to or demand by Bank or Borrower, Bank shall have no further obligation to any may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank of Borrower, Borrower's Liabilities shall be due and payable forthwith.

     5.5 Any notice required to be given by Bank to Borrower deposited in the United States mail, postage prepaid shall be delivered by registered or certified mail to the address specified at the beginning of this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

     5.6 Under an Event of Default Borrower waives and releases any cause of action and claim against Bank's possession or collection of the monies, reserves, deposits, deposit accounts and interest or dividends thereof, cash or cash equivalents, collectively the "Monies", in conjunction with this Loan Agreement.

                                6. GENERAL

     6.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

     6.2 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of Borrower and Bank.

     6.3 Bank's failure to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

     6.4 If any provision of this Agreement or the Other Agreements or the application thereof to any person, entity or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons, or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     6.5 Borrower hereby appoints Bank as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may reasonably deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     6.6 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.

     6.7 This Agreement, or a carbon, photographic, or other reproduction of this Agreement or any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

     6.8 Except as otherwise provided in the Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Other Agreements, the provision oft his Agreement shall control.

     6.9 The terms and provisions of this Agreement and the Other Agreements shall supersede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered herein. This Agreement and the Other Agreements may not be modified, altered, or amended except by an agreement in writing signed by Borrower and Bank. This Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. All of Borrower's warranties, representations, undertakings, and covenants contained in this Agreement or the Other Agreements shall survive the termination or cancellation of the same. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property; (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), this Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities.

     6.10 This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     6.11 If at any time or times hereafter, whether or not Borrower's Liabilities are outstanding at such time, Bank: (a) employs counsel for advice or other representation, (i) with respect to any Collateral, this Agreement, the Other Agreements or the administration of Borrower's Liabilities or any Collateral, (ii) to represent Bank in any litigation, arbitration contest, dispute, suit orproceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person) in any way or respect relating to the Collateral, this Agreement, the Other Agreements, or Borrower's affairs, or (iii) to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements including, without limitation any Obligor; (b) takes any action with respect to administration of Borrower's Liabilities or to protect, collect, sell, liquidate or otherwise dispose of any Collateral; and/or (c) attempts to or enforces any of Bank's rights or remedies under this Agreement or the Other Agreements, the reasonable costs, fees and expenses incurred by Bank with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     6.12 BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS, AND BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     6.13 BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUITE, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWER:

ASTRO COMMUNICATIONS, INC.
an Oklahoma corporation

By:  _______________________
     /s/ Steven A. Hirsh
     Steven A. Hirsh, President

     Accepted this 2nd day of May, 1996, at Bank's principal place of business in the City of Chicago, State of Illinois


AMERICAN NATIONAL BANK AND
 TRUST COMPANY OF CHICAGO

By:  Matthew B. Elliot

Its: Vice President